EXHIBIT 10.46

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 13th day of May, 2009 by and among Medgenics, Inc. a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.             The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.             The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to $5,000,000 of convertible debentures (the “Debentures”) in the form attached as Annex A to the PPM (as hereinafter defined), convertible under certain circumstances into shares of the Company’s Common Stock, par value $0.0001 per share (together with any securities into which such shares may be reclassified the “Common Stock”), such maximum amount may be increased up to $7,000,000 by the mutual agreement of the Company and the Placement Agent (as hereinafter defined) and (ii) warrants (the “Warrants”) to purchase additional shares of Common Stock (subject to adjustment) at an exercise price equal to 110% of the Qualified Transaction Price (as hereinafter defined) in the form attached as Annex C to the PPM; and

C.             Contemporaneous with the sale of the Debentures and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached as Annex D to the PPM, pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.             The Company has engaged Newbridge Securities Corporation as its non-exclusive placement agent (the “Placement Agent”) for the offering of the Debentures and the Warrants on a “best efforts” basis.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.    In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“AIM Filings” means the regulatory and other filings made by the Company with AIM pursuant to the AIM Rules.

“AIM Rules” means the AIM Rules for Companies, governing admission to and the operation of AIM, as published by the London Stock Exchange plc.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in both New York City and Israel are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, works of authorship, performance specifications, support documentation, drawings, technical data, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debenture Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PPM” means the confidential private placement memorandum dated May 13, 2009, including the exhibits thereto, delivered to Investors in connection with the offering of the Debentures, as the same may be supplemented or amended.

“Press Releases” means the press releases released by the Company through a regulatory information service approved by London Stock Exchange plc for the distribution to the public of announcements by companies admitted to AIM.

“Proposals” has the meaning set forth in Section 7.9.

“Purchase Price” means the original principal amount of Debentures being purchased hereunder.

“Qualified Acquisition” has the meaning set forth in Section 7.6.

“Qualified Merger” has the meaning set forth in Section 7.6.

“Qualified Transaction” has the meaning set forth in Section 7.6.

“Qualified Transaction Price” shall mean the per share price paid in the Qualified Transaction (or per share value of merger consideration in a Qualified Merger).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Securities” means the Debentures, the Debenture Shares, the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Debentures, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.             Purchase and Sale of the Debentures and Warrants. Subject to the terms and conditions of this Agreement, on the applicable Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Debentures in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below. Upon conversion of the Debentures, each Investor shall also be entitled to receive, and the Company shall issue to such Investor, Warrants to purchase a number of shares equal to the product of (x) the number of Debenture Shares issued upon conversion of such Investor’s Debenture, multiplied by (y) 0.35; subject to the following sentence. In the event that the Qualified Transaction Price is less than $0.07, then the number of shares for which the Warrants shall be exercisable as set forth in the previous sentence shall be doubled.

3.            Closing.

 3.1            Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors of the Company, as may be applicable, the initial purchase and sale of the Debentures (the “First Closing”) shall take place upon the receipt by the Company of at least $250,000 in Purchase Price. Additional closings of purchases and sales of the Debentures shall take place, as and when the Company and the Placement Agent may determine, upon receipt by the Company of additional Purchase Price up to the maximum amount of the offering; provided that the last Closing Date shall occur on or before July 15, 2009, or at such later date as the Company and the Placement Agent mutually agree not to exceed September 15, 2009. Each of the First Closing and such additional closings shall be sometimes be referred to as a “Closing” or collectively as the “Closings”. The date on which a Closing occurs shall sometimes be referred to as a “Closing Date”.

 3.2            All payments of Purchase Price shall be held by U.S. Bank National Association, a national banking association (“Escrow Agent”), in escrow pursuant an escrow agreement of even date herewith between the Escrow Agent, the Placement Agent and the Company (the “Escrow Agreement”), pending the applicable Closing. At each applicable Closing, upon presentation of the required notices under the Escrow Agreement, the Company shall arrange for overnight/courier delivery to the Investors in such Closing, at the addresses set forth on the signature pages to this Agreement, certificate representing the Debentures in applicable original principal amount, registered in such name or names as the applicable Investors may designate, upon release by the Escrow Agent to the Company of an amount representing the original principal amount of the Debentures being purchased by such Investors as set forth on the signature pages to this Agreement. The Closings shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4.             Representations and Warranties of the Company. The Company makes no other representations and warranties to the Investors except as expressly set forth in this Section 4 and the other Transaction Documents. The Company hereby represents and warrants to the Investors and the Placement Agent that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1            Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2            Authorization. The Company has full power and authority and, except for approval of the Proposals by its stockholders as contemplated in Section 7.9, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

4.3            Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. Except as described on Schedule 4.3, all of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and, assuming approval of the Proposals which will be obtained prior to any Closing, free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, assuming approval of the Proposals which will be obtained prior to any Closing, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3, and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as provided in Article XI of the Company’s Amended and Restated Certificate of Incorporation or as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4            Valid Issuance. The Debentures have been duly and validly authorized and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the conversion of the Debentures and the due exercise of the Warrants, the Debenture Shares or the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Debentures and the exercise of the Warrants.

4.5            Consents. Except for approval of the Proposals by its stockholders as contemplated in Section 7.9, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Amended and Restated Certificate of Incorporation (other than Article XI set forth therein) or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6            Delivery of AIM Filings; Compliance with AIM Rules. The Company has made available to the Investors, true and complete copies of the Company’s most recent public filings required to be made by the Company pursuant to the AIM Rules. For so long as the Common Stock has been admitted to trading on the AIM Market operated by London Stock Exchange plc (“AIM”), the Company has complied in all material respects with all relevant laws and resolutions including (i) the Companies Act 1985 (as amended) and the Companies Act 2006, (ii) the AIM Rules, (iii) the Financial Services and Markets Act 2000, (iv) the Code of Market Conduct published by the Financial Services Authority, (v) the Criminal Justice Act 1993 and (vi) any other obligations imposed from time to time by the London Stock Exchange on companies whose securities have been admitted to trading on AIM.

4.7            Use of Proceeds. The net proceeds of the sale of the Debentures hereunder shall be used by the Company for the purposes set forth in the PPM.

4.8             No Material Adverse Change. Since June 30, 2008 except as identified and described in the AIM Filings or the Press Releases or as described on Schedule 4.8, there has not been:

    (i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements for the six-month period ended June 30, 2008 or when filed pursuant to the AIM Rules, the financial statements for the fiscal year ended December 31, 2008, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

    (ii)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

    (iii)        any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

    (iv)         any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

    (v)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

    (vi)         any change or amendment to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, except as contemplated by the Proposals, or any material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

    (vii)        any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

    (viii)       any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business, other than the transactions contemplated by the Transaction Documents and its agreements with the Placement Agent;

    (ix)         the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or

    (x)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9             No Conflict, Breach, Violation or Default. Subject to the approval of the Proposals by its stockholders as contemplated in Section 7.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, both as in effect on the date hereof (copies of which have been made available to the Investors through the Company’s website), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except with respect to clause (ii) for any violations or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

4.10           Tax Matters. Except as set forth on Schedule 4.10, the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.11           Title to Properties. Except as disclosed in the AIM Filings or the Press Releases, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the AIM Filings or the Press Releases, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12           Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13           Labor Matters. The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees. The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described on Schedule 4.13 and except for severance obligations imposed by applicable law, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

4.14           Intellectual Property.

    (a)         All Intellectual Property owned (and not licensed) by the Company or its Subsidiary (the “Owned IP”) is currently in compliance with all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities. Except as set forth on Schedule 4.14(a), to the Company’s Knowledge, no Owned IP of the Company or its Subsidiary is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such notice of such action has been received. No patent owned by the Company or its Subsidiary has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

    (b)         Intellectual Property in-licensed by the Company or its Subsidiary shall be referred to as “Non-Owned IP” and is listed in Schedule 4.14(b). The Company has entered into an exclusive license agreement with respect to certain Intellectual Property with Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”), dated November 23, 2005 (the “Yissum License Agreement”), which constitutes the only Non-Owned IP as of the date of this Agreement. The Yissum License Agreement (together with any amendments thereto) is valid and has binding obligations on the Company or its Subsidiary that are parties thereto, and, to the Company’s Knowledge, is also binding on the other parties thereto, and is enforceable against the Company in accordance with its terms and, to the Company’s Knowledge, the other parties thereto, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or its Subsidiary and to the Company’s Knowledge by Yissum, under the Yissum License Agreement. In the future, the Company may license additional Non-Owned IP which the Company might need in order to conduct its business as currently contemplated, as set forth in Schedule 4.14(b). As of the date of this Agreement, except as set forth in Schedule 4.14(c), the Company and Subsidiary are not obligated based on any written agreement, nor to the Company’s knowledge is it or any Subsidiary obligated based on any oral agreement, to make any payments by way of royalties or fees to any (i) owner or (ii) licensee of, or (iii) other claimant to, any Intellectual Property, in connection with the conduct of its business as now conducted.

    (c)         Except as set forth in Schedule 4.14(d), the Company and its Subsidiary own or have the valid right to use, free and clear of all liens, claims and restrictions, all of the Intellectual Property that is necessary for the conduct of the Company’s and its Subsidiary’s respective businesses as currently conducted or to the Company’s Knowledge as currently proposed to be conducted. To the Company’s Knowledge, the Company and its Subsidiary have a valid and enforceable right to use all Non-Owned IP and Confidential Information used or in the respective businesses of the Company and its Subsidiary.

    (d)        The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or its Subsidiary’s ownership or right to use any of the Owned IP or Confidential Information which is necessary for the conduct of Company’s and of its Subsidiary’s respective businesses as currently conducted or to the Company’s Knowledge as currently proposed to be conducted or result in a default under the Yissum License Agreement or any other license agreement.

    (e)         The Company and the Subsidiary have taken security measures necessary to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company or the Subsidiary operates. Each of the Company’s employees and consultants have entered into written agreements with the Company assigning to the Company or Subsidiary, as applicable, all rights in Intellectual Property developed in the course of their service with the Company. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiary’s Confidential Information to any third party.

    (f)         The Company has not received any communications alleging that the Company or the Subsidiary has violated or by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

4.15           Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.16           Litigation. Except as described on Schedule 4.16, there are no pending actions, suits or proceedings against the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2007 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any director or officer of the Company.

4.17           Financial Statements. The audited, consolidated US dollar denominated financial statements as of and for the year ended December 31, 2008 which have been or will be delivered to the Investors (the “Financial Statements”) are true and correct in all material respects, are in accordance with the books and records of the Company and fairly and accurately present, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto or otherwise disclosed on Schedule 4.17). The Company and its Subsidiary effectively ceased operations on or about August 1, 2004 and restarted its operations on or about March 31, 2006.

4.18           Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, there is no claim pending under any of such policies. The Company and its Subsidiaries are current in all premiums or other payments due under each insurance policy and have otherwise performed in all material respects all of its respective obligations thereunder.

4.19           Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.19.

4.20           No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21           No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.22           Private Placement. Assuming the Investors’ representations contained herein are true, correct and complete, the offer and sale of the Securities by the Company to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.23           Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24           Transactions with Affiliates. Except as disclosed in the AIM Filings, the Press Releases or as disclosed on Schedule 4.24, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25           Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.             Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1.            Organization and Existence. Such Investor, if not a natural person, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2            Authorization. Such Investor has full power and authority and has taken all requisite action on the part of the Investor necessary for (i) the authorization, execution and delivery of the Transaction Documents, and (ii) the authorization of the performance of all obligations of such Investor hereunder or thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents, as applicable, by such Investor and the consummation by him, her or it of the transactions contemplated hereby and thereby have been duly authorized by such Investor, and if such Investor is not an individual, by its Board of Directors or other appropriate governing body, and no further consent or authorization of such Investor is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by such Investor. The Transaction Documents constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

5.3            Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4            Investment Experience; Acknowledgement of Risk. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor understands that its investment in the Securities involves a significant degree of risk. Such Investor acknowledges and agrees that, subject to the terms of the Debentures, the Company may issue, sell or agree to sell securities of the Company including Common Stock, warrants, convertible securities and other securities, from time to time (both before the Closing hereunder and after), that such issuances or sales may be at prices and on terms different to the terms set forth in this Agreement, including terms that may be more favorable to the purchaser thereunder, and that any such issuances or sales will cause dilution to such Investor. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of any of the Securities.

5.5            Disclosure of Information. Such Investor has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects and has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the AIM Filings and the Press Releases. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6            Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Untied States and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemption and eligibility of such Investor to acquire the Securities.

5.7            Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

    (a)        “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

    (b)         If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8             Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act and remakes herein all of the representations and warranties set forth in such Investor’s Accredited Investor Questionnaire delivered to the Company in connection herewith.

5.9            No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10           Brokers and Finders. Other than the Company’s separate agreements with the Placement Agent and other co-placement agents, pursuant to which the applicable agent shall receive cash commissions and warrants to purchase Common Stock as agreed between the Company and the applicable agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11           UK Investors. If an Investor has received the Transaction Documents or any other materials or information (however imparted) relevant to the investment to be made pursuant hereto or thereto (the “Materials and Information”) in the United Kingdom (the “UK”) or (for whatever reason) any of the subscription made hereunder and/or the Materials and Information are or may be subject to the requirements of the laws and/or regulations of the UK or any part thereof, such Investor hereby represents, warrants and/or (as appropriate) acknowledges and declares to the Company that:

    (a)        he has duly executed and delivered to the Company a certificate in accordance with either paragraph 48 (certified high net worth individuals) or 50(A) (self-certified sophisticated investors) of the Financial Services and Markets Act (Markets Act (Financial Promotion) Order 2005;

    (b)        the content of the Materials and Information has not been approved by an authorised person within the meaning of the UK’s Financial Services and Markets Act 2000 (“FSMA”) and that reliance on the Materials and Information for the purpose of engaging in any investment activity may expose the Investor to a significant risk of losing all of the property or other assets invested; and

   (c)        no prospectus (within the meaning of FSMA and/or the regulations made pursuant thereto) has been prepared in relation to the investment to be made pursuant hereto meeting with the requirements of the UK’s Prospectus Regulations 2005 and/or approved by the UK’s Financial Services Authority acting in its capacity as the as the competent authority for the purposes of Part VI of FSMA.

6.   Conditions to Closing.

6.1            Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Debentures at the applicable Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the date of the applicable Closing, of the following conditions, any of which may be waived by such Investor (as to itself only):

    (a)         The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

    (b)         The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval of the Proposal by its stockholders in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted) necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

    (c)         The Company shall have executed and delivered to the Escrow Agent, on behalf of the Investors, the Registration Rights Agreement.

    (d)        No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

    (e)         The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), and (e) of this Section 6.1.

    (f)         The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

    (h)        The Investors and the Placement Agent shall have received an opinion from Barack Ferrazzano Kirschbaum & Nagelberg LLP, the Company’s counsel, dated as of the First Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request, together with an update for each subsequent Closing.

6.2            Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

    (a)         The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

    (b)         The Investors shall have executed and delivered to the Escrow Agent, on behalf of the Company, the Registration Rights Agreement and Accredited Investor Questionnaires.

    (c)         The Investors shall have delivered the Purchase Price to the Escrow Agent.

(d)          The Company shall have obtained the approval of the Proposals by its stockholders in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted.

6.3          Termination of Obligations to Effect Closing; Effects. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a)          Upon the mutual written consent of the Company and the Investors;

(b)          By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)           By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d)          By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to September 15, 2009.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.           Covenants and Agreements of the Company.

7.1           Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Debentures and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Debentures and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

7.2           Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3           No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4           Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.18.

7.5           Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6           Qualified Transaction. Provided that Closings have occurred for at least $2,500,000 of Debentures, the Company will use its commercially reasonable efforts to consummate a Qualified Transaction no later than the date that is 12 months after the date of the Closing in which at least $2,500,000 of Debentures in the aggregate have been sold under this Agreement. For purposes of this Agreement, a “Qualified Transaction” shall mean any of (i) an underwritten public offering of the Company’s Common Stock on the NYSE, NYSE Amex or the Nasdaq Stock Market (a “U.S. Stock Market”) resulting in gross proceeds to the Company of not less than $5,000,000, (ii) a merger or reverse merger between the Company and a public company the common stock of which is traded on a U.S. Stock Market or on the OTC Bulletin Board, the survivor of which is a public company having available cash of not less than $5,000,000 after giving effect to such merger and any capital-raising transaction completed prior to or at the time of such merger (a “Qualified Merger”) or (iii) the acquisition of all of the issued and outstanding common stock of the Company by a public company the common stock of which is traded on a U.S. Stock Market or on the OTC Bulletin Board in a transaction where the holders of the common stock of the Company receive, in exchange for such common stock, common stock of such public company and, after giving effect to such transaction and any capital-raising transaction completed prior to or at the time of such transaction, such public company has available cash of not less than $5,000,000 (a “Qualified Acquisition”). Further, if the Company applies to have its Common Stock or other securities traded on any U.S. Stock Market or market, it shall include in such application the Debentures Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

7.7          Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8          Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144, then, upon the request of an Investor, the Company shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement. From and after the earlier of such dates, upon an Investor’s written request, the Company shall, if permitted by applicable law, promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.

7.9           Proposals.

(a)           The Company is in the process of seeking approval of the Company’s stockholders through written consent for (i) the repeal of Article XII of the Company’s Amended and Restated Certificate of Incorporation and (ii) the sanction and approval of borrowings in excess of the borrowing limit imposed by Article VIII of the Company’s Amended and Restated By-Laws (collectively, the “Proposals”).

(b)           Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposals (the “Company Board Recommendation”) and take all commercially reasonable action to solicit the written consent of the stockholders for the Proposals unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s stockholders.

8.            Survival and Indemnification.

8.1           Survival. Any covenant or agreement in this Agreement required to be performed following the applicable Closing Date, shall survive such Closing Date. Without limitation of the foregoing, the respective representations and warranties given by the parties hereto shall survive each Closing Date and the consummation of the transactions contemplated herein, but only for a period of the earlier of (i) twenty-four (24) months following the final Closing Date and (ii) the applicable statute of limitations with respect to each representation and warranty, and thereafter shall expire and have no further force and effect (including with respect to the indemnification obligations contained herein).

8.2  Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided, however, in no event shall the Company’s indemnification obligations exceed the aggregate Purchase Price received the Company hereunder.

8.3           Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment, subject to the limitation contained in Section 8.2.1.

9.          Miscellaneous.

9.1           Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or electronic transmission (e.g. Pdf/email), which shall be deemed an original.

9.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Medgenics, Inc.
8000 Towers Crescent Drive, Suite 1070
Vienna, VA 22182
Attention: Dr. Andrew Pearlman, CEO & President
Fax: (561) 828-6150

And to:

Medgenics, Inc.
Teradion Business Park
P.O. Box 14

Misgav 20179 Israel
Attention: Ms. Phyllis Bellin
Fax: +972-4-9990114

With a copy (not constituting notice) to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: Gretchen Anne Trofa, Esq.
Fax No.: (312) 984-3150

If to the Investor:

To the addresses set forth on the signature pages affixed hereto.

9.5           Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC, counsel to the Placement Agent, not to exceed $35,000, regardless of whether the transactions contemplated hereby are consummated; it being understood that Lowenstein Sandler PC has only rendered legal advice to the Placement Agent and not to the Company or any Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid upon demand. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors who hold at least a majority of the aggregate outstanding principal amount of Debentures. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7           Publicity. The Company shall be entitled to issue public releases or announcements concerning the transactions contemplated hereby, including, if required by the AIM Rules, identifying the Investors. No Investor shall make any public release or announcement concerning the transaction contemplated hereby without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law, rule or regulation of any governmental authority or the applicable rules or regulations of any securities exchange or securities market, in which case the such Investor shall allow the Company to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

9.8           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9           Entire Agreement. This Agreement, including the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10         Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof, other than with respect to corporate matters which shall be governed by the General Corporation Law of the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12         Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.13         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.14         Rights Cumulative. Except as expressly set forth herein, each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.15         Lock Up. (a) Each Investor hereby severally, and not joingly, agrees, that, without the prior written consent of the Company, it will not (and will cause any spouse or immediate family member of the spouse or such Investor living in such Investor’s household, any partnership, corporation or other entity within such Investor’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of such Investor or such spouse or family member not to), during the period commencing on the date a registration statement filed by the Company in connection with a Qualified Transaction is declared effective by the Securities and Exchange Commission and ending on the date that is nine months after the date of the consummation of the Qualified Transaction, (1) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock issued upon conversion of the Debentures or issued or issuable upon the exercise of the Warrants, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock. Notwithstanding the foregoing, Such Investor shall not be restricted from distributing any of the Company’s securities to such Investor’s equity holders provided that prior to and as a condition to the effectiveness of any such distribution such equity holders execute a lock-up agreement substantially in the form hereof in favor of the Company.

(b)         Notwithstanding the provisions of Section 9.15(a) above, such Investor may transfer Common Stock (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(c) The Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Section 9.15 and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by such Investor.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	MEDGENICS, INC.

By:
Name:
Title:

INVESTOR SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF MAY _, 2009
BY AND AMONG
MEDGENICS, INC.
AND
THE INVESTORS SIGNATORY THERETO

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

If an entity:

(Name of entity Investor)

By:
Name:
Title:

If an individual:

(Name of individual Investor)

(Signature of individual Investor)

Aggregate Purchase Price for Debentures Purchased:	$

Address for Notice:

Disclosure Schedule
to Securities Purchase Agreement dated May ___, 2009
between Medgenics, Inc. and the investors signatory therein

Defined terms used herein are used as defined in the above referenced agreement. Any disclosures made on this Disclosure Schedule shall be deemed a disclosure for all purposes of the representations and warranties set forth in Section 4 of this Agreement, without regard to the section reference numbers listed below. Capitalized terms not defined herein are used herein as defined in this Agreement.

4.1          Medgenics Medical Israel Ltd. a company formed under the laws of the State of Israel (“MMI”), is the Company’s sole Subsidiary. The name of the Subsidiary was changed in March 2006 from Biogenics, Ltd.

4.3          The Company has 500,000,000 authorized common shares. It has 119,282,000 common shares outstanding. It is obligated to issue warrants to various placements agents and finders (see disclosure at 4.19 below). The Company has 120,739,244 warrants outstanding, 17,092,227 of which have a nominal exercise price; 68,316,649 of which have an exercise price of $0.071 per share; 21,040,113 have an exercise price of $0.117 per share; 7,127,452 of which have an exercise price of $0.164 per share; 5,350,484 have an exercise price of $0.194 per share; 1,218,144 have an exercise price of $0.25 per share; and 594,175 have an exercise price of £0.10 per share. In addition, the Company has adopted an employee stock option plan and has reserved 59,996,811 shares of common stock for issuance thereunder. 41,071,753 options under the plan have been granted/issued. In addition the Company has authorized 1,080,784 non plan options at an exercise price of $0.071 per share.

Article XII of the Company’s Amended and Restated Certificate of Amendment provides for pre-emptive rights in certain circumstances, including the issuance of the Debentures, the Warrants, the Debenture Shares and the Warrant Shares. The Company is in the process of seeking shareholder approval to repeal Article XII and the closing under this Agreement are contingent on receiving such approval.

The Company has contractual obligations to issue warrants (in like tenor of the Warrants) to the Placement Agent and the other placement agents described in the PPM, as well as to other finders, brokers and agents that it may engage in connection with the sale of the Debentures. In addition, the Company may be obligated to issue warrants to those finders, brokers and agents with whom the Company has “tail” agreements if investors referenced in those agreements purchase Debentures. Such agreements are described in the AIM Filings.

The Company has provided “piggyback” registration rights to purchasers of its common stock in prior offerings. This registration rights are described in the AIM Filings.

The Debentures will convert automatically upon the consummation of a Qualified Transaction. The Conversion Price will be the Qualified Transaction Price. Depending on what the Qualified Transaction Price is, the conversion of the Debentures and the issuance of the Warrants hereunder may result in the adjustment of the exercise price of certain of the Company’s outstanding warrants.

Article XI of the Company’s Amended and Restated Certificate of Incorporation contains provisions requiring shareholders who own beneficially 30% of more of the outstanding stock of the Company to comply with certain notice and offer provisions.

4.8 (i) As of May 13, 2009, the Company has past due account payables of $938,453, of which $677,610 are past due 90 days or more.

4.8(ii) The Company recently instituted a Warrant Repricing Program (in December 2008 through February 2009) which gave warrant holders the opportunity to exercise their warrants for cash at a price less than the exercise price stated in the warrant, and to receive additional “bonus” warrants based on the total amount of exercise price paid. The Warrant Repricing Program ended in mid-February 2009 and all currently outstanding warrants remain at the exercise price originally stated as may be adjusted in accordance with the terms of the particular warrant.

4.8(vi) In December 2008, the Board of Directors amended Section 6 of Article VI of its Amended and Restated By-Laws.

4.8 (viii) The Company has entered into engagement letters with the Placement Agent and the other placement agents described in the PPM. In October 2008, the Company entered into agreements with Capita IRG Trustees Limited and its affiliates to provide for a system of trading depository interests representing the Common Stock.

4.10 The Company filed 2007 taxes and has timely filed an extension with the Internal Revenue Service with respect to its taxes for the year ended December 31, 2008.

4.13 (none)

4.14(a) (none)

4.14(b) Non-Owned IP comprises those patent applications listed with Yissum as owner, in the Medgenics Patent Portfolio.

Title	Application Date/ Number	Owner	File Status

IN VITRO MICRO-	16-Nov-94		US 5,888,720
ORGANS	US 08/341,409	Yissum	Issued
30-Mar-99

IN VITRO MICRO-	17-Nov-94		Issued
ORGANS	111676	Yissum	16-Mar-05

IN VITRO MICRO-	21-Dec-94	Yissum	Pending
ORGANS	Europe 03019593.7

IN VITRO MICRO-	09-Jun-00
ORGANS, AND USES	US 10/320,703	Yissum	Pending
RELATED THERETO

Title	Application Date/ Number	Owner	File Status

IN VITRO MICRO-	2002-12-17
ORGANS, AND USES	US 10/320,717	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	29-Oct-01
ORGANS, AND USES	EP 01204125.7	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	03-Mar-03
ORGANS, AND USES	US 10/376,506	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	Israel 161472	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	Canada 2,464,460	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	Japan 2003-538352	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	S. Korea 2004-7006068	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	China 01823906.4	Yissum	Pending
RELATED THERETO

IN VITRO MICRO-			31-Jul-2008
ORGANS, AND USES	23-Oct-01	Yissum	Issued
RELATED THERETO	Singapore 200402347-9		103757

IN VITRO MICRO-	23-Oct-01
ORGANS, AND USES	India 834/CHENP/2004	Yissum	Pending
RELATED THERETO

METHOD OF INDUCING	22-Jun-00
ANGIOGENESIS BY MICRO-ORGANS	Canada 2,377,541	Yissum	Pending

METHOD OF INDUCING
ANGIOGENESIS BY	22-Jun-00
MICRO-ORGANS	Europe 00939024.6	Yissum	Pending

METHOD OF INDUCING
ANGIOGENESIS BY	22-Jun-00	Yissum	Pending
MICRO-ORGANS	Japan 2001-506851

METHOD OF INDUCING	22-Jun-00
ANGIOGENESIS BY	Europe 03016266.3	Yissum	Pending
MICRO-ORGANS

METHOD OF INDUCING	22-Jun-00
ANGIOGENESIS BY	Canada 2,435,411	Yissum	Pending
MICRO-ORGANS

IN VITRO MICRO-	22-Jun-00
ORGANS, AND USES	Australia 2003271042	Yissum	Pending
RELATED THERETO

Title	Application Date/ Number	Owner	File Status
EFFICIENT METHODS FOR ASSESSING AND VALIDATING ECANDIDATE PROTEIN- BASED THERAPEUTIC MOLECULES ENCODED BY NUCLEIC ACID SEQUENCES OF INTEREST	07-Ju1-02 US 10/190,754	Yissum and Medgenics, Inc.	Pending

4.14(c) The Company is obligated to pay royalties and fees in connection with IP according to the Yissum License Agreement.

The Subsidiary will be obligated to pay royalties to the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel. The royalties are 3% of sales for the first three years and 3 1/2 % of sales thereafter. Such royalties are to be paid up to the total amount of grants received. (The total received as of May 12, 2009 was $3,441,562.)

In addition the Company has a non-exclusive license agreement with Baylor College of Medicine dated January 25, 2007 for the use of its technologies BLG#03-037 “Large Scale Production of Helper-Dependent Adenoviral Vectors” and BLG#01-064, “Bacterial Recombination for Generation of Helper-Dependent Adenoviral Vector”. The Baylor Medical College license obligates the Company to pay an annual maintenance fee of $20,000; a onetime payment of $75,000 upon FDA clearance or non-US equivalent of the Biopump for therapeutic use; and $25,000 upon execution of sublicenses that Medgenics executes for the Subject Technology.

4.14(d) The Yissum License Agreement grants the right to use genetically modified microorgans to produce proteins except for the purpose to cause angiogenesis, and grants the right to make microorgans from any tissue except from the pancreas, liver or kidney.

4.16 The Company owes Hadasit Medical Services and Development, Ltd. (“Hadasit”) with which the Company is conducting its current Phase I/II trial, approximately $193,000 under its agreement. Hadasit has threatened to terminate the agreement as a result is the Company’s failure to pay and pursue its other rights. To date, no litigation proceeding has been commenced in this matter.

4.17 (none)

4.19 The Company is obligated to pay the following fees and issue the following securities in connection with the transactions contemplated by this Agreement. We are obligated to pay a cash fee to one or more of the Placement Agents (as defined in the PPM) equal to between 8% and 12% of the gross amount of Debentures sold in this Private Placement and issue to the Placement Agents warrants to purchase shares of Common Stock equal to between 4 % and 8% of the total number of shares of Common Stock into which the Debentures convert.

4.24 The Company uses certain office services provided by affiliates of Joel Kanter, a director of the Company, and reimburses such affiliates for the cost of providing such services. The Company may enter into a lease or services agreement with such affiliates in the future. In addition, the Company currently has obtained a letter of credit (which expires May 28, 2009) from CIBC Trust Company (Bahamas) Limited (“CIBC”). CIBC is the trustee of Settlement T-555 (the “CIBC Trust”). The CIBC Trust was established for the benefit of various descendants of (i) Helen and Henry Krakow, and (ii) Beatrice and Morris Kanter. Joel Kanter, a director of the Company, is a discretionary beneficiary of the CIBC Trust. The CIBC Trust provided security in connection with such letter of credit and received Company securities as compensation therefor.